21.1




                    Exhibit 21 Subsidiaries of the Registrant



               Subsidiaries                               State of Incorporation
-----------------------------------------------------     ----------------------

Quad City Bank and Trust Company ....................              Iowa
Quad City Bancard, Inc. .............................             Delaware
Quad City Holdings Capital Trust I ..................             Delaware